Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Directors/Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph
(c)(1) through (c)(8) of Rule 10f-3.

Fund
AC International Opportunities Fund
Issuer
Tsubaki Nakashima Co Ltd
Ticker/Sedol
6464 JP (B7T6PP7)
Principal Amount (US$)
$397,733,751
Principal Amount (Foreign$)
JPY 44,641,636,200
Amount Purchased (US$)
$874,501
Amount Purchased (Foreign$)
JPY 98,154,000
Trade Date
9/26/2017
Price (US$)
$21.329
Price-Foreign
JPY 2,394
Underwriter
UBS Investment Bank
  Other Syndicate Members:
Goldman Sachs (Japan) Ltd., Goldman Sachs International, Merrill
Lynch International Ltd, Mitsubishi UFJ Morgan Stanley Securities
Co., Nomura International PLC, Nomura Securities Co. Ltd, UBS
AG
Underwriting Spread
4.00%
Currency
JPY